EXHIBIT 99.1
NEWS MEDIA CONTACT:
Sears Holdings Public Relations
(847) 286-8371
FOR IMMEDIATE RELEASE:
May 18, 2006
SEARS HOLDINGS REPORTS
FIRST QUARTER RESULTS
     HOFFMAN ESTATES, Ill. — Sears Holdings Corporation (“Holdings” or “the Company”) (NASDAQ: SHLD) today reported net income of $180 million, or $1.14 per diluted share, for the first quarter ended April 29, 2006, compared with a net loss of $9 million, or $(0.07) per diluted share, for the first quarter ended April 30, 2005. The prior year results include a $90 million charge due to the cumulative effect of a change in accounting for certain indirect overhead costs included in inventory. Excluding the change in accounting, the prior year first quarter net income was $81 million, or $0.65 per diluted share. The improvement in first quarter 2006 earnings reflects improved profitability at both Kmart and Sears Domestic, largely due to reduced expenses.
“While we’re pleased with the progress we’re making, we continue to look for ways to be more efficient and effective in our business,” said Aylwin Lewis, Sears Holdings’ chief executive officer and president. He added, “With a goal of dramatically improving the customer experience at all of Sears Holdings’ touch points, we are starting with the basics and working with our associates to drive the culture shift necessary to become a great retail company.”
The statements of operations for the 13 weeks ended April 29, 2006 are not comparable to the prior year period because the prior year period includes the results of Sears, Roebuck and Co. (“Sears”) only for the period subsequent to March 24, 2005, the date of its acquisition by Kmart Holding Corporation (“Kmart”). In order to provide a comparable performance measure for the combined Company, pro forma results for the prior year period have been presented as though Kmart and Sears had been combined as of the beginning of fiscal 2004. On a pro forma basis, the Company’s income before the cumulative effect of the accounting change in the first quarter of fiscal 2005 was $12 million, or $0.07 per diluted share.
First Quarter Revenues and Comparable Store Sales
Domestic comparable stores sales declined 4.8% in the aggregate, with Sears Domestic comparable store sales declining 8.4% and Kmart comparable store sales declining 0.2%. The decline in Kmart comparable store sales for the quarter was primarily due to lower transaction volumes within home goods partially offset by increased sales in apparel and within food and other consumable goods categories. Sears Domestic comparable store sales results reflect declines across all categories and formats except within home appliances, which generated a modest comparable store sales increase.
Total revenues increased $4.4 billion to $12.0 billion for the 13 weeks ended April 29, 2006, as compared to total revenues of $7.6 billion for the 13 weeks ended April 30, 2005. The increase during the 13-week period ended April 29, 2006 was primarily attributable to the inclusion of Sears for the full 13-week period ended April 29, 2006. Sears revenues were $7.7 billion for the 13 weeks ended April 29, 2006 as compared to $3.1 billion for the 13 weeks ended April 30, 2005, which period only includes the results of Sears subsequent to March 24, 2005, the date of its acquisition by Kmart. Total revenues at Kmart declined $0.3 billion as compared to the prior year period, primarily reflecting a reduction in the total number of Kmart stores in operation.

1

Operating Income
Operating income was $331 million for the 13 weeks ended April 29, 2006, as compared to $151 million for the 13 weeks ended April 30, 2005. The increase in operating income was due to an increase of $135 million of Sears Domestic operating income, as well as a $47 million increase in Kmart operating income mainly due to lower expenses as a result of realizing merger synergies and improved expense management.
On a pro forma basis, operating income improved $231 million from $100 million in the prior year period to $331 million, primarily due to a reduction of selling and administrative costs which decreased from $3,040 million (23.8% of revenues) last year to $2,721 million (22.7% of revenues) this year. On a pro forma basis, revenues declined from $12.8 billion last year to $12.0 billion this year mainly due to the domestic comparable store sales decline of 4.8% as noted above. The decline in comparable store sales was largely offset by an improvement in gross margin rate to 27.8% this year, an increase of 140 basis points from the prior year rate.
Financial Position
The Company’s cash and cash equivalents balance is $3.2 billion at April 29, 2006 as compared to $1.9 billion at April 30, 2005 and $4.4 billion at January 28, 2006. The decline in cash from fiscal 2005 year end is due to the funding of seasonal working capital requirements and share repurchases.
Holdings’ inventory level at April 29, 2006 was approximately $9.6 billion, as compared to $9.5 billion as of April 30, 2005. The increase reflects higher inventory in Kmart apparel and Sears Domestic hardlines businesses, partially offset by a reduction in Sears apparel inventory. Merchandise payables were $3.6 billion at April 29, 2006, as compared to $3.7 billion as of April 30, 2005.
Share Repurchase
During the first quarter of 2006, the company repurchased 3.3 million common shares at a total cost of $413 million, or an average price of $125.65 per share. As of April 29, 2006, the Company had remaining authorization to repurchase $497 million of common shares under its existing share repurchase program approved by the board of directors. The remaining shares may be purchased in the open market, through self-tender offers or through privately negotiated transactions. Timing will depend on prevailing market conditions, alternative uses of capital and other factors.
Pro Forma Adjusted EBITDA
For purposes of evaluating operating performance, the Company’s management uses a Pro Forma Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”) measurement computed as operating income appearing on the statement of operations less depreciation and amortization and gains/(losses) on sales of assets. In addition, it is adjusted to exclude certain merger-related costs and restructuring charges. Pro Forma Adjusted EBITDA is used by management to evaluate the operating performance of the Company’s businesses for comparable periods. Pro Forma Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items. Management compensates for this limitation by using GAAP financial measures as well in managing the Company’s businesses.
While Pro Forma Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:
•	EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs;

•	Management considers merger transaction costs to result from extraordinary activities that are not part of normal operations;

2

•	Restructuring activities, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results; and

•	Management considers gains/(losses) on the sale of assets to result from investing decisions rather than ongoing operations.
Pro Forma Adjusted EBITDA is determined as follows:

	13 Weeks Ended
	April 29, 2006	April 30, 2005
		Pro Forma
Operating income per statement of operations	$331	$100
Plus depreciation and amortization	289	283
Less gain on sales of assets	(17)	(7)

Before excluded items	603	376

Merger transaction costs	—	34
Restructuring charges	9	3

Pro Forma Adjusted EBITDA as defined	$612	$413

% to revenues	5.1%	3.2%
Pro Forma Adjusted EBITDA for the Company’s domestic (United States operations) and Sears Canada operations is as follows:

	13 Weeks Ended
	Pro Forma Adjusted EBITDA		% To Revenues
	April 29, 2006	April 30, 2005	April 29, 2006	April 30, 2005
		Pro Forma		Pro Forma
Domestic operations	$574	$364	5.2%	3.1%
Sears Canada	38	49	3.6%	4.6%

Total Pro Forma Adjusted EBITDA	$612	$413	5.1%	3.2%

3

Quarterly Report on Form 10-Q
The Company plans to file with the SEC its Quarterly Report on Form 10-Q for the first quarter 2006 on or before June 8, 2006. The Company elected to report its first quarter results in advance of the filing of this report in order to provide information to its shareholders closer to the quarter end.
Forward-Looking Statements
Results are preliminary and unaudited. This press release contains forward-looking statements about the Company’s goals. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements include, but are not limited to, statements about the expected benefits of the business combination of Sears and Kmart and future financial and operating results. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Risks and uncertainties include the possibility that we fail to offer products and services that satisfy the desires of our customers, whose preferences may change in the future, or other factors outside the control of Holdings. Actual results may differ materially from those set forth in the forward-looking statements. The Company intends the forward-looking statements to speak only as of the time made and does not undertake to update or revise them as more information becomes available.
About Sears Holdings Corporation
Sears Holdings Corporation is the nation’s third largest broadline retailer, with approximately $55 billion in annual revenues, and with approximately 3,900 full-line and specialty retail stores in the United States and Canada. Sears Holdings is the leading home appliance retailer as well as a leader in tools, lawn and garden, home electronics and automotive repair and maintenance. Key proprietary brands include Kenmore, Craftsman and DieHard, and a broad apparel offering, including such well-known labels as Lands’ End, Jaclyn Smith and Joe Boxer, as well as the Apostrophe and Covington brands. It also has Martha Stewart Everyday products, which are offered exclusively in the U.S. by Kmart and in Canada by Sears Canada. The company is the nation’s largest provider of home services, with more than 13 million service calls made annually. For more information, visit Sears Holdings’ website at www.searsholdings.com.

4

Sears Holdings Corporation Statement of Operations (unaudited)

	13 Weeks Ended
	Reported		Pro forma
(millions, except per common share data)	April 29,	April 30,	April 30,
	2006	2005	2005
Revenues
Merchandise sales and services	$11,998	$7,617	$12,668
Credit and financial products revenues	—	9	95

Total revenues	11,998	7,626	12,763

Costs and expenses
Cost of sales, buying and occupancy	8,665	5,655	9,327
Gross margin rate	27.8%	25.8%	26.4%

Selling and administrative (1)	2,721	1,715	3,040
Selling and administrative expense as a percentage of total revenues	22.7%	22.5%	23.8%

Depreciation and amortization	289	107	283
Provision for uncollectible credit card accounts (1)	—	1	17
Gain on sales of assets	(17)	(6)	(7)
Restructuring charges (1)	9	3	3

Total costs and expenses	11,667	7,475	12,663

Operating income	331	151	100
Interest expense, net	47	42	75
Bankruptcy-related recoveries	(1)	(17)	(17)
Other income	(11)	(9)	(19)

Income before income taxes, minority interest and cumulative effect of change in accounting principle	296	135	61
Income taxes	118	52	41
Minority interest	(2)	2	8

Income before cumulative effect of change in accounting principle	180	81	12
Cumulative effect of change in accounting principle (net of income tax benefit of $58)	—	(90)	(90)

Net income (loss)	$180	$(9)	$(78)

Earnings (loss) per common share
Diluted earnings per share before cumulative effect of change in accounting principle	$1.14	$0.65	$0.07
Diluted earnings (loss) per share	$1.14	$(0.07)	$(0.48)

Diluted weighted average common shares outstanding	158.0	124.8	164.8

(1)	The provision for uncollectible credit card accounts and restructuring charges were presented in selling and administrative expense in the fiscal 2005 first quarter Form 10-Q.

Sears Holdings Corporation Balance Sheets

	(Unaudited)
(in millions)	April 29,	April 30,	January 28,
	2006	2005	2006
Assets
Current assets
Cash and cash equivalents	$3,182	$1,882	$4,440
Credit card receivables	—	1,051	—
Account receivable	734	638	811
Merchandise inventories	9,581	9,476	9,068
Prepaid expenses, deferred charges and other current assets	512	581	372
Deferred income taxes	590	574	516

Total current assets	14,599	14,202	15,207
Property and equipment, net	9,500	10,141	9,823
Goodwill	1,792	2,057	1,684
Tradenames and other intangible assets	3,453	3,866	3,448
Other assets	573	630	411

Total assets	$29,917	$30,896	$30,573

Liabilities
Current liabilities
Short-term borrowings	$134	$246	$178
Current portion of long-term debt and capitalized lease obligations	215	748	570
Merchandise payables	3,634	3,660	3,458
Income taxes payable	427	464	449
Other current liabilities	3,796	3,298	3,917
Unearned revenues	1,155	1,103	1,047
Other taxes	646	708	731

Total current liabilities	10,007	10,227	10,350
Long-term debt and capitalized lease obligations	3,510	3,438	3,268
Pension and postretirement benefits	2,392	2,607	2,421
Minority interest and other liabilities	2,633	3,463	2,923

Total Liabilities	18,542	19,735	18,962

Shareholders’ equity
Preferred stock, 20 shares authorized; no shares outstanding	—	—	—
Common stock	2	2	2
Capital in excess of par value	10,266	9,907	10,258
Retained earnings	2,377	1,331	2,198
Treasury stock — at cost	(1,057)	(6)	(642)
Accumulated other comprehensive loss	(213)	(73)	(205)

Total Shareholders’ Equity	11,375	11,161	11,611

Total liabilities and shareholders’ equity	$29,917	$30,896	$30,573

Total common shares outstanding	156.5	164.9	159.8

Sears Holdings Corporation Segment Results
For the 13 Weeks Ended April 29, 2006 and April 30, 2005 (unaudited)

2006 - Reported
(in millions)		Sears
	Kmart	Domestic	Canada	Sears Holdings
Merchandise sales and services revenue	$4,254	$6,697	$1,047	$11,998

Cost of sales, buying and occupancy	3,241	4,661	763	8,665
Gross margin rate	23.8%	30.4%	27.1%	27.8%
Selling and administrative (1)	855	1,620	246	2,721
Selling and administrative expense as a percentage of total revenues	20.1%	24.2%	23.5%	22.7%
Depreciation and amortization	15	240	34	289
Gain on sales of assets	(17)	—	—	(17)
Restructuring charges (1)	4	—	5	9

Total costs and expenses	4,098	6,521	1,048	11,667

Operating income (loss)	$156	$176	$(1)	$331

Number of:
Kmart Stores	1,400	—	—	1,400
Full-Line Stores	—	935	123	1,058
Specialty Stores	—	1,112	254	1,366

Total Stores	1,400	2,047	377	3,824

2005 - Reported
(in millions)		Sears
	Kmart	Domestic	Canada	Sears Holdings
Merchandise sales and services	$4,522	$3,001	$94	$7,617
Credit and financial products revenues	—	—	9	9

Total revenues	4,522	3,001	103	7,626

Cost of sales, buying and occupancy	3,462	2,124	69	5,655
Gross margin rate	23.4%	29.2%	26.6%	25.8%
Selling and administrative (1)	944	744	27	1,715
Selling and administrative expense as a percentage of total revenues	20.9%	24.8%	26.2%	22.5%
Depreciation and amortization	10	92	5	107
Provision for uncollectible credit card accounts (1)	—	—	1	1
Gain on sales of assets	(6)	—	—	(6)
Restructuring charges (1)	3	—	—	3

Total costs and expenses	4,413	2,960	102	7,475

Operating income (loss)	$109	$41	$1	$151

Number of:
Kmart Stores	1,479	—	—	1,479
Full-Line Stores	—	879	122	1,001
Specialty Stores	—	1,161	218	1,379

Total Stores	1,479	2,040	340	3,859

2005 - Pro Forma
(in millions)		Sears
	Kmart	Domestic	Canada	Sears Holdings
Merchandise sales and services	$4,522	$7,171	$975	$12,668
Credit and financial products revenues	—	—	95	95

Total revenues	4,522	7,171	1,070	12,763

Cost of sales, buying and occupancy	3,462	5,142	723	9,327
Gross margin rate	23.4%	28.3%	25.8%	26.4%
Selling and administrative (1)	944	1,815	281	3,040
Selling and administrative expense as a percentage of total revenues	20.9%	25.3%	26.3%	23.8%
Depreciation and amortization	10	234	39	283
Provision for uncollectible credit card accounts(1)	—	—	17	17
Gain on sales of assets	(6)	(1)	—	(7)
Restructuring charges (1)	3	—	—	3

Total costs and expenses	4,413	7,190	1,060	12,663

Operating income (loss)	$109	$(19)	$10	$100

(1)	The provision for uncollectible credit card accounts and restructuring charges were presented in selling and administrative expense in the fiscal 2005 first quarter Form 10-Q.

Sears Holdings Corporation Pro Forma Adjusted EBITDA

	13 Weeks Ended
	April 29, 2006			April 30, 2005
	Domestic	Sears	Sears	Domestic	Sears	Sears
	Operations	Canada	Holdings	Operations	Canada	Holdings
				Pro Forma	Pro Forma	Pro Forma
Operating income per statement of operations	$332	$(1)	$331	$90	$10	$100
Plus depreciation and amortization	255	34	289	244	39	283
Less gain on sale of assets/businesses	(17)	—	(17)	(7)	—	(7)

Before excluded items	570	33	603	327	49	376

Merger transaction costs	—	—	—	34	—	34
Restructuring charges	4	5	9	3	—	3

Pro Forma Adjusted EBITDA as defined	$574	$38	$612	$364	$49	$413

% to revenues	5.2%	3.6%	5.1%	3.1%	4.6%	3.2%

Sears Holdings Corporation Pro Forma Reconciliation
The following tables provide a reconciliation from the as reported results to the pro forma results presented for Sears Holdings, Sears Domestic and Sears Canada for the 13-week period ended April 30, 2005.

Sears Holdings	13-week period ended April 30, 2005
(millions, except per common share data)
		Pre-merger	Purchase
	As reported	Activity	Accounting	Pro Forma
Merchandise sales and services	$7,617	$5,051	$—	$12,668
Credit and financial products revenues	9	86	—	95

Total revenue	7,626	5,137	—	12,763

Cost of sales, buying and occupancy	5,655	3,672	—	9,327
Selling and administrative (1)	1,715	1,314	11	3,040
Depreciation and amortization	107	147	29	283
Provision for uncollectible credit card accounts (1)	1	16	—	17
Gain on sales of assets	(6)	(1)	—	(7)
Restructuring charges (1)	3	—	—	3

Total costs and expenses	7,475	5,148	40	12,663

Operating income (loss)	151	(11)	(40)	100
Interest (expense) income, net	42	35	(2)	75
Bankruptcy-related recoveries	(17)	—	—	(17)
Other income	(9)	(10)	—	(19)

Income before income taxes, minority interest and cumulative effect of change in accounting principle	135	(36)	(38)	61
Income tax expense (benefit)	52	4	(15)	41
Minority interest	2	6	—	8

Income before cumulative effect of change in accounting principle	81	(46)	(23)	12
Cumulative effect of change in accounting principle, net of tax	(90)	—	—	(90)

NET INCOME (LOSS)	$(9)	$(46)	$(23)	$(78)

Sears Domestic

	13-week period ended April 30, 2005
(in millions)		Pre-merger	Purchase
	As reported	Activity	Accounting	Pro Forma
Merchandise sales and services revenue	$3,001	$4,170	$—	$7,171

Cost of sales, buying and occupancy	2,124	3,018	.	5,142
Selling and administrative	744	1,060	11	1,815
Depreciation and amortization	92	116	26	234
Gain on sales of assets	—	(1)	—	(1)

Total costs and expenses	2,960	4,193	37	7,190

Operating income (loss)	$41	$(23)	$(37)	$(19)

Sears Canada

	13-week period ended April 30, 2005
(in millions)		Pre-merger	Purchase
	As reported	Activity	Accounting	Pro Forma
Merchandise sales and services	$94	$881	$—	$975
Credit and financial product revenues	9	86	—	95

Total revenues	103	967	—	1,070

Cost of sales, buying and occupancy	69	654	—	723
Selling and administrative (1)	27	254	—	281
Depreciation and amortization	5	31	3	39
Provision for uncollectible credit card accounts (1)	1	16	—	17
Gain on sales of assets	—	—	—	—
Restructuring charges(1)	—	—	—	—

Total costs and expenses	102	955	3	1,060

Operating income (loss)	$1	$12	$(3)	$10

(1)	The provision for uncollectible credit card accounts and restructuring charges were presented in selling and administrative expense in the fiscal 2005 first quarter Form 10-Q.